UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 12, 2009

ORION MARINE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-33891	26-0097459
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12550 Fuqua St.
Houston, Texas  77034
(Address of principal executive offices)

(713) 852-6500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⁯           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⁯	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⁯	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement
Item 9.01	Financial Statements and Exhibits

SIGNATURES
EXHIBIT INDEX

Item 1.01	Entry into a Material Definitive Agreement

On August 12, 2009, Orion Marine Group, Inc. (the "Company") entered into an underwriting agreement (the "Underwriting Agreement") with FBR Capital Markets & Co. and Stephens Inc. (the “Underwriters”) in connection with a public offering of 4,200,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock").  Pursuant to the Underwriting Agreement, the Company has granted the Underwriters a 30 day option to purchase up to an additional 630,000 shares of Common Stock to cover overallotments, if any.  In connection therewith, the Company is filing as exhibits to this report a copy of the Underwriting Agreement and the opinion of the Company's General Counsel with respect to the validity of the Common Stock to be issued in the offering.

The offer and sale of the Common Stock to be sold in the offering have been registered under the Securities Act of 1933, as amended, under the Company's Registration Statement on Form S-3 (File No. 333-160719).  The offering is expected to close on August 18, 2009, subject to customary closing conditions.

The Company expects net proceeds from the offering to be approximately $79.1 million ($91.0 million if the Underwriters exercise their over-allotment option in full), after deducting the underwriting discount and estimated offering expenses.  The Company plans to use the net proceeds of the offering to repay approximately $30.0 million of outstanding borrowings under the Company's existing credit facility, and to use the balance for capital expenditures, possible future acquisitions and general corporate purposes.

This Current Report on Form 8-Kdoes not constitute an offer to sell or a solicitation of an offer to buy the Common Stock described herein, nor shall there be any sale of the Common Stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering is being made only by means of a prospectus and related prospectus supplement.

Item 9.01                      Financial Statements and Exhibits

The following exhibits are incorporated by reference into the Company's Registration Statement on Form S-3 (File No. 333-160719) as exhibits thereto and are filed as part of this report.

(d)  Exhibits

1.1	Underwriting Agreement between Orion Marine Group, Inc. and FBR Capital Markets & Co. and Stephens Inc.
5.1	Opinion of J. Cabell Acree, III, General Counsel of Orion Marine Group, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orion Marine Group, Inc.
Dated: August 13, 2009	By:	/s/ Mark R. Stauffer
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
1.1	Underwriting Agreement between Orion Marine Group, Inc. and FBR Capital Markets & Co. and Stephens Inc.
5.1	Opinion of J. Cabell Acree, III, General Counsel of Orion Marine Group, Inc.